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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
FelCor Suite Hotels, Inc.


     We consent to the incorporation by reference in Amendment No. 3 to the registration statement of FelCor Suite Hotels, Inc. on Form S-4 (File No. 333-50509) of our reports dated (i) January 20, 1998, except for Note 14 as to which the date is February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 (ii) March 13, 1998, on our audits of the consolidated financial statements of DJONT Operations, L.L.C. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 and (iii) July 25, 1997 on our audit of the combined financial statements of the Sheraton Acquisition Hotels as of December 31, 1996 and the year then ended, which reports are incorporated by reference herein. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data".


                                              /s/ COOPERS & LYBRAND L.L.P.

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                                                  Coopers & Lybrand L.L.P.

Dallas, Texas

June 18, 1998


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